UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 15, 2019 (July 9, 2019 )

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47546-2256
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation and Governance Committee of the Board of Directors (the “Committee”) of Kimball International, Inc. (the “Company”), at its July 9, 2019 meeting, approved three stock incentive award agreements which are each subject to the terms of the Company's 2017 Stock Incentive Plan or any successor plan (the “Plan”), pursuant to which the Company may grant to appropriate personnel a variety of stock incentive awards. The Plan was previously filed as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on November 2, 2017.
The form of Annual Performance Share Award Agreement (the “APS Award Agreement”) is to be used to grant annual performance shares to officers and other key leaders of the Company based on achievement of applicable performance levels for the fiscal year. Participants will earn from 0% to 200% of the target share award depending upon the annual return on invested capital for the Company as defined in the APS Award Agreement. The APS Awards are subject to the terms and conditions of the Plan and the APS Award Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the APS Award Agreement in Exhibit 10.1 of this Form 8-K and is incorporated herein by reference.
The form of Performance Unit Award Agreement is to be used to grant performance units to senior executive officers of the Company based on relative total shareholder return (“RTSR”). RTSR is an incentive measure whereby participants will earn from 0% to 200% of the target award depending upon how the compound annual growth rate of the Company's common stock ranks within the peer group at the end of the performance period. Awards under the Performance Unit Award Agreement will typically be earned and vested over a three-year period. This longer-term performance incentive for senior executives helps align executive compensation with RTSR, and the Committee believes the RTSR incentive measure is strongly aligned with shareowner interest. The Performance Unit Awards are subject to the terms and conditions of the Plan and the Performance Unit Award Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Form of Performance Unit Award Agreement in Exhibit 10.2 of the Form 8-K previously filed July 9, 2018 and is incorporated herein by reference.
The form of Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) is to be used to grant restricted stock units to officers and other key leaders of the Company. The RSU Awards are structured as a long-term retention tool. The RSU Awards are subject to the terms and conditions of the Plan and the RSU Award Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Form of RSU Award Agreement in Exhibit 10.3 of the Form 8-K previously filed July 9, 2018 and is incorporated herein by reference.

On July 9, 2019, pursuant to the Company's 2017 Stock Incentive Plan, the Compensation and Governance Committee granted named executive officers of the Company the following awards: Annual Performance Share Awards, RTSR Performance Unit Awards, and Restricted Stock Unit awards. The awards are a key component of their total annual compensation package designed to link compensation to the Company's performance, align compensation with the interests of shareowners, and retain executive talent.

Awards Granted on July 9, 2019:	Kristie L. Juster	Michelle R. Schroeder	Lonnie P. Nicholson
Target Annual Performance Shares vesting on June 30, 2020	4,681	957	887
Target RTSR Performance Units vesting on June 30, 2022	23,529	3,077	1,474
RSUs vesting on June 30, 2022	14,585	6,025	7,567
Due to his pending departure, Donald W. Van Winkle was not awarded equity compensation. His base salary was adjusted to replace fiscal year 2020 cash incentive and equity compensation that would normally have been included as part of his compensation package.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
10.1	Form of Fiscal Year 2020 Annual Performance Share Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer
Date: July 15, 2019